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                                                                    EXHIBIT 23.3


               CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS



We have issued our report dated August 24, 1998 accompanying the financial statements of Shrader Refuse and Recycling Service Company included in the Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615, effective October 19, 1998) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We have also issued our report dated October 1, 1998 accompanying the combined financial statements of B&B Sanitation included in the Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615, effective October 19, 1998) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We have also issued our report dated October 7, 1998 accompanying the combined financial statements of J & J Sanitation included in the Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615, effective October 19, 1998) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We consent to the use of the aforementioned reports in this Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615, effective October 19, 1998) and related Prospectus of Waste Connections, Inc. and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Lincoln, Nebraska
January 6, 1999